EXHIBIT 99.2


PLAN OF REORGINIZATION AND CHANGE OF DOMICILE

by which

TONER SYSTEMS INTERNATIONAL, INC.
(a UTAH CORPORATION)

and

TONER SYSTEMS INTERNATIONAL, INC.
(a NEVADA CORPORATION)

CHANGES ITS PLACE OF INCORPORATION

THIS PLAN OF REORGANIZATION is made effective and dated this 15th day of February, 1998, by and between the above referenced corporations, sometimes referred to herein as the Public Utah Company , and the Private Nevada Company, respectively.

I. THE PARTIES

1.TONER SYSTEMS INTERNATIONAL, INC. (the Public Utah Company) is a Utah Corporation.

2. TONER SYSTEMS INTERNATIONAL, INC. (the Private Nevada Company) is a Nevada Corporation, having been created on behalf of TONER SYSTEMS INTERNATIONAL, INC. for the purpose of this change of domicile.

II. RECITALS

A.    THE CAPITAL OF THE PARTIES:

      1.The Capital of the Public Company consists of 50,000,000 common shares of voting stock authorized with a par value of $ 0.001, of which 34,697,640 shares are issued and outstanding. There are no preferred shares authorized.

     2. The Capital of the Private Company consists of 50,000,000 shares of common voting stock with a par value of $0.001. There are no shares of common stock issued and outstanding.

B. THE BACKGROUND FOR THE REORGANIZATION: The Public Utah Corporation desires to locate its Corporate Domicile in the State of Nevada.

C. THE DECISION TO REORGANIZE TO CHANGE DOMOCILE: The Parties have resolved, accordingly, to relocate the Public company, by means of the following reorganization, by which the Public company will move to Nevada.

III. PLAN OF REORGANIZATION

A. CHANGE OF DOMICILE: The Public Utah Corporation and the Private Nevada Corporation are hereby reorganized for the sole and singular purpose of changing the respective place of incorporation of Toner Systems International, Inc. from the State of Utah to the State of Nevada, United States of America; such that immediately following Reorganization:

1. MERGER: Toner Systems International, Inc. of Utah shall merge with and become Toner Systems International, Inc. of Nevada.

2. THE PUBLIC COMPANY: The former Toner Systems International, Inc. of Utah will become and hereafter be Toner Systems International, Inc. of Nevada. The Public Company will retain its corporate character and status, will adopt and share capitalization of the Nevada Corporation, and will continue its corporate existence uninterrupted, in and through, and only in and through the Nevada Corporation.

B. EFFECTIVE DATE: The Plan of Reorganization shall become effective immediately upon approval and adoption by the Corporate parties hereto, in the manner provided by law of its place of incorporation and its constituent corporate documents, the time of such effectiveness being called the effective date hereof The effective date of this Plan of Reorganization and Change of Domicile is February 15, 1998.

C. SURVIVING CORPORATIONS: The Nevada Company shall survive the Reorganization as indicated above, after Reorganization, with the operational history of the Company before the Reorganization, and with the duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged. The Public Utah Company, Toner Systems International, Inc., shall cease to exist as a separate entity and shall survive as, and only as, the Public Nevada Company, Toner Systems International, Inc.

D. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances. They shall do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and in good faith with each other and each of the shareholders of the Public
Utah Company, Toner Systems International, Inc.

E. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock in the Public Utah Corporation shall be converted to one share of the Nevada Company. Any such holders of shares may surrender them to the transfer agent for common stock of the former Public Utah Company, which transfer agent shall be changed by the Company to National Stock Transfer, Inc. 3098 So. Highland Drive, Suite 485, Salt Lake City, Utah 84106, for the shares of the now Public Nevada Company.

F. NAME OF THE MERGED PUBLIC COMPANY: The now Public Nevada Company shall be known as Toner Systems International, Inc.

THIS REORGANIZATION AGREEMENT is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

TONER SYSTEMS INTERNATIONAL, INC.
(A Utah Corporation)
/s/ Laura Olson, President-Director

TONER SYSTEMS INTERNATIONAL, INC.
(A Nevada Corporation)
/s/ Laura Olson, President-Director
/s/ Gerald Walton, Director


                ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS OF
                       TONER SYSTEMS INTERNATIONAL, INC.
                             (A Nevada Corporation)
                           IN LIEU OF SPECIAL MEETING

The undersigned, representing all of the stockholders of Toner Systems International, inc. (the Corporation), a Corporation organized and existing in the State of Nevada, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the Corporation in accordance with the Nevada Corporation Act:

RESOLVED, that the Agreement and Plan of Merger dated as February 15, 1998 (the agreement) between the Corporation and Toner Systems International, Inc. (a Utah Corporation), is hereby ratified, confirmed and approved;

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take such further action, including, but not limited to, the execution of such other documents and certificates as may be necessary, to effectuate the purposes of the Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands as of the 15th day of February, 1998.

/s/ Laura Olson, President-Director
/s/ Gerald Walton, Director



                ACTION BY MAJORITY CONSENT OF THE STOCKHOLDERS OF
                       TONER SYSTEMS INTERNATIONAL, INC.
                              (a Utah Corporation)
                           IN LIEU OF SPECIAL MEETING

The undersigned, representing the majority of the stockholders of Toner Systems International, Inc., (the Corporation), organized and existing in the State of Utah, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the Corporation in accordance with the Utah Corporation Act; as of the date of this merger, there are 34,697,640 shares issued and outstanding, of that amount 19,800,000 or 57.1% voted in favor of the merger:

RESOLVED, that the Agreement and Plan of Merger dated as of February 15, 1998 (the Agreement) between the Corporation and Toner Systems International, Inc., a Nevada Corporation, is hereby ratified, confirmed and approved;

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take such further action, including, but not limited to, the execution of such other documents and certificates as may be necessary, to effectuate the purposes of the Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands as of the 15th day of February, 1998.

/s/ Laura Olson, President-Director